Exhibit 4.2

     Certificate                                                  Shares
      Number           EE REVERSE FOR CERTAIN RESTRICTIONS


                       CAPITOL GROUP HOLDINGS CORPORATION

                 INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA


                                 PREFERRED STOCK
The Corporation is authorized to issue 300,000,000 shares of Common Stock, $0.001 par value per share and 50,000,000 shares of Preferred Stock, $0.001 par value per share.

This Certifies that S P E C I M E N is the owner of _______ fully paid and non-assessable shares of preferred Stock, par value $0.001 per share, of Capitol Group Holdings Corporation (the "Corporation").

This Certificate is transferable only on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this day of , 20 .




----------                                                   ----------
PRESIDENT                                                    SECRETARY






THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES ARE "RESTRICTED SECURITIES" AND HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH SALE, PLEDGE, OR TRANSFER WOULD BE IN VIOLATION OF THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE.

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A STATEMENT OF THE DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH THE CORPORATION IS AUTHORIZED TO ISSUE AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE SECRETARY OF THE CORPORATION.




         The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common      UNIF GIFT MIN ACT -        Custodian
                                                        -------         --

TEN ENT - as tenants by the entireties      (Cust)   (Minor)

JT TEN  - as joint tenants with right of    under Uniform Gifts to Minors

         survivorship and not as tenants                       Act
                                                                  --
         in common                                             (State)

        Additional abbreviations may also be used though not in the above list.


 For Value Received,                                 hereby sell, assign and
                     -------------------------------
transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE


PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE



                                                                       shares
----------------------------------------------------------------------
of preferred Stock represented by the within certificate, and do hereby irrevocably constitute and appoint ___________________________________ attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.